UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 30, 2010

United eSystems, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-49745	91-2150635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2150 N. Highway 190 Covington, Louisiana		70433
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (228) 832-1597

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.  Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On September 17, 2008, in order to facilitate the cash payment due at the closing of the purchase of the portfolio of credit card merchant services accounts from Netcom Data Corp. of N.Y. and American Timeshare Associates, Inc., the Company, NDS, and United (collectively the “Debtors”) borrowed $2,128,500 from Thermo Credit, LLC, a Colorado limited liability company (the “Lender”) pursuant to a Loan, Pledge, and Security Agreement (the “Loan Agreement”) and a Promissory Note (the “Note”) which provide for interest at the greater of 15% per annum or 8% in excess of the prime rate, plus other fees.  Accrued and unpaid interest on the outstanding principal balance of the Note was due and payable monthly commencing on October 31, 2008 and the Note was scheduled to mature on March 17, 2009, with the Company having the right to extend the maturity to September 17, 2009 with Lender’s approval.  In the event of such extension, the Note was payable as follows:  (a) one payment of accrued and unpaid interest on March 31, 2009;  (b) five monthly payments of principal plus accrued and unpaid interest thereon in an amount necessary to amortize the outstanding principal balance of the Note as of March 17, 2009 over a period of 24 months commencing on April 30, 2009 and continuing on the same day of each calendar month thereafter (or if no such corresponding date, on the last date of such calendar month); and (c) a final payment of all principal plus accrued and unpaid interest on September 17, 2009.  The Loan Agreement grants the Lender a security interest in all of the assets, now owned, or hereafter acquired by the Debtors, and pledges all of the outstanding common stock of NDS and all of the outstanding membership interests of UCS to the Lender.

On March 17, 2009, the Company executed an Amendment modifying the terms of the credit facility.  Pursuant to the Amendment, the credit facility was modified as follows: (1) the maturity date was extended to March 31, 2010; (2) the outstanding principal amount was reduced to $2,050,000; (3) the installment payment schedule was modified consistent with the new outstanding amount and maturity date; and (4) the interest rate on the outstanding amount was increased by 3% to the greater of the prime rate plus 11%, or 18%.  In connection with the Amendment, the Company was also required to pay a commitment fee of 1% of the outstanding amount, or $20,500.

On April 14, 2010, the parties executed an agreement to extend the maturity date of the credit facility to June 30, 2010 (the “Third Amendment to Agreements”).  The Third Amendment to Agreements was effective as of March 31, 2010.  As of March 31, 2010, the outstanding principal balance on the Note is approximately $1,010,000.

One June 30, 2010, the parties executed an agreement to extend the maturity date of the credit facility to December 31, 2010 (the “Fourth Amendment to Agreements”).  In connection with the extension, the Debtors certified (1) all representations and warranties contained in the agreements are true and correct; (2) the Debtors are not in default under the agreements; (3) no default has occurred or is continuing; (4) Debtors have not breached any covenant contained in the agreements; and (5) the agreements are in full force and effect.  Upon execution of the Fourth Amendment, the Debtors paid a commitment fee of $5,050 (0.5% of the principal balance outstanding) for the extension.  Mr. Leon Nowalsky and Mr. Robert J. Sorrentino, who own approximately 10.1% and 22.7%, respectively, of our outstanding common stock as of April 12, 2010, serve on the board of directors of Thermo Credit.  As of June 30, 2010, the outstanding principal balance on the Note is approximately $1,010,000.

The foregoing description of the Fourth Amendment to Agreements does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment to Agreements which is filed as Exhibit 10.1 to this Current Report and incorporated herein by reference.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit Number	Exhibit Title or Description
	10.1	Fourth Amendment to Agreements dated June 30, 2010 to the Loan, Pledge and Security Agreement and Related Promissory Note.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED eSYSTEMS, INC.

Dated: July 2, 2010	By: /s/ Walter Reid Green, Jr.
Walter Reid Green, Jr.
Chief Executive Officer and Chief Financial Officer

3

UNITED eSYSTEMS, INC.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
10.1	Fourth Amendment to Agreements dated June 30, 2010 to the Loan, Pledge and Security Agreement and Related Promissory Note.

4